Exhibit 99.1

QlikTech Delivers Another Quarter of Strong Growth

•	Total revenue of $108.0 million increases 26% compared to second quarter of 2012

•	Total license revenue of $60.5 million increases 21% compared to second quarter 2012

•	Total revenue in the Americas increases 31% compared to second quarter of 2012

RADNOR, Pennsylvania – July 25, 2013 - Qlik Technologies Inc. (“QlikTech”) (Nasdaq: QLIK), a leader in Business Discovery — user-driven Business Intelligence (BI), today announced financial results for the second quarter ended June 30, 2013.

Lars Björk, Chief Executive Officer of QlikTech, stated, “I am pleased with our strong second quarter results with license and total revenue growth accelerating. We continue to see increasing demand for QlikView, despite the cautious business environment. Our differentiation is resonating in the marketplace as we help organizations gain valuable insights from multiple data sources in order to monitor, analyze and react to factors directly affecting their business.”

Financial Highlights for the Second Quarter Ended June 30, 2013

•

Total revenue for the second quarter of 2013 was $108.0 million, an increase of 26% from $85.8 million for the second quarter of 2012. License revenue for the second quarter of 2013 was $60.5 million, an increase of 21% from $50.0 million for the second quarter of 2012. Foreign currency exchange rate fluctuations from the prior year period positively impacted total revenue by approximately 1%.

•

GAAP loss from operations for the second quarter of 2013 was ($9.1) million, compared to a GAAP loss from operations of ($2.4) million for the second quarter of 2012. GAAP net loss was ($8.0) million, or ($0.09) per basic and diluted common share, compared to a GAAP net loss of ($2.0) million, or ($0.02) per basic and diluted common share, for the second quarter of 2012.

•

Non-GAAP loss from operations was ($1.7) million for the second quarter of 2013, compared to non-GAAP income from operations of $2.4 million for the second quarter of 2012. Non-GAAP net loss was ($1.5) million for the second quarter of 2013, or ($0.02) per basic and diluted common share, compared to non-GAAP net income of $1.7 million, or $0.02 per basic and diluted common share, for the second quarter of 2012.

•

Cash and cash equivalents as of June 30, 2013 were $223.5 million. For the six months ended June 30, 2013, net cash provided by operating activities was $23.8 million, as compared to $29.3 million for the six months ended June 30, 2012.

The tables at the end of this press release include a reconciliation of GAAP to non-GAAP income (loss) from operations and net income (loss) for the three and six months ended June 30, 2013 and 2012. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Operating Highlights

•

For the second quarter of 2013, on a constant currency basis, revenue in the Americas increased 31% over the prior year period, revenue from Europe increased 17% over the prior year period, and revenue from Rest of World increased 53% over the prior year period.

•

Added new customers during the second quarter of 2013 including American Apparel, Connecticut Children’s Medical Center, Danone SA, Defense Security Cooperation Agency (DSCA), Fox Head, Inc., Glencore UK Ltd, Global Logistic Properties, Michelin Tyre Co Ltd, MedAmerica, Hartford Healthcare Corp, Orange Business Services Russia and CIS, Sixt GmbH & Co., Swissphone Telecom AG, and Taylor Wimpey PLC.

•

Expanded numerous customer engagements globally through our land and expand strategy including Analog Devices Inc., Asbury Automotive Group, Antalis, Biogen, DIRECTV, Deutsche Bank, Coca Cola (China) Beverages Limited, Eaton Corporation, Lewis-Goetz Company Inc., McAfee, Mizuho Securities, Moen Incorporated, Premier Oil PLC, RWE IT GmbH, Shanghai General Motors Co., Ltd, Stena Line Scandinavia AB, TNT Express France, and University of Westminster.

•

Completed 104 deals with license and first year maintenance over $100,000 in the second quarter of 2013, including 27 deals over $250,000, compared to 86 deals over $100,000 and 19 deals over $250,000 in the prior year period.

•

Continued success with our land and expand strategy with 60% of license and first year maintenance billings generated from existing customers in the second quarter of 2013, compared to 58% in the prior year period.

•

Generated 57% of license and first year maintenance billings from our indirect partner channel and 43% from our direct channel in the second quarter of 2013, compared to 56% from our indirect partner channel and 44% from our direct channel in the prior year period.

Business Outlook

Based on information available as of July 25, 2013, QlikTech is issuing guidance for the third quarter of 2013 and full year 2013 as follows:

in millions, except for per share data	Guidance Range
	Q3 2013
	Low End	High End
Total revenue	$105.0	$109.0
Non-GAAP income from operations[1]	$2.0	$5.0
Non-GAAP income per diluted common share[2]	$0.02	$0.04

	Guidance Range
	Full Year 2013
	Low End	High End
Total revenue	$473.0	$481.0
Non-GAAP income from operations[1]	$50.0	$54.0
Non-GAAP income per diluted common share[2]	$0.37	$0.41

[1]	Expectations of non-GAAP income from operations exclude stock-based compensation expense, employer payroll taxes on stock transactions, and amortization of intangible assets.
[2]	Assumes an estimated long-term effective tax rate of 30% and diluted weighted average shares outstanding of 90 million.

QlikTech’s expectations of total revenue, non-GAAP income from operations and non-GAAP income per diluted common share for the third quarter of 2013 and full year 2013 assume that foreign currency exchange rates for the third quarter of 2013 and full year 2013 will approximate current exchange rates.

QlikTech currently intends to publish, in each quarterly earnings release, certain expectations with respect to future financial performance. Those statements, including the guidance provided above, are forward-looking, and actual results may differ materially.

Conference Call and Webcast Information

QlikTech will host a conference call on Thursday, July 25, 2013 at 5:00 p.m. Eastern Time (ET) to discuss the company’s second quarter financial results and its business outlook. To access this call, dial (877) 312-5507 (domestic) or (253) 237-1134 (international). The conference ID is 15064680. The presentation will be webcast live and available under the “Events & Presentations” section on QlikTech’s investor relations website at http://investor.qlikview.com/. Following the conference call, a replay will be available until July 28, 2013 at (855) 859-2056 (domestic) or (404) 537-3406 (international). The replay pass code is 15064680. An archived webcast of this conference call will also be available under the “Events & Presentations” section on QlikTech’s investor relations.

Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with generally accepted accounting principles in the United States, or GAAP, QlikTech uses measures of non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP net income (loss) per basic and diluted common share and constant currency. A reconciliation of these non-GAAP financial measures to the closest GAAP financial measure is presented in the financial tables below under the headings “Reconciliation of Non-GAAP Measures to GAAP” and “Reconciliation of Non-GAAP Revenue to GAAP Revenue.” QlikTech believes that the non-GAAP financial information provided in this release can assist investors in understanding and assessing QlikTech’s on-going core operations and prospects for the future and provides an additional tool for investors to use in comparing QlikTech’s financial results with other companies in QlikTech’s industry, many of which present similar non-GAAP financial measures to investors. In addition, QlikTech believes that these non-GAAP financial measures are useful to investors because they allow for greater transparency into the indicators used by management as a basis for its internal budgeting and operational decision making.

For the three and six months ended June 30, 2013 and 2012, non-GAAP income (loss) from operations is determined by taking GAAP loss from operations and adding back stock-based compensation expense, employer payroll taxes on stock transactions, and amortization of intangible assets. Non-GAAP net income (loss) is determined by taking GAAP loss before benefit for income taxes and adding back stock-based compensation expense, employer payroll taxes on stock transactions, and amortization of intangible assets and the result is tax affected at an estimated long-term effective tax rate of 30%. QlikTech believes these adjustments provide useful information to both management and investors due to the following factors:

•

Stock-based compensation. Although stock-based compensation is an important aspect of the compensation of QlikTech’s employees and executives, determining the fair value of the stock-based instruments involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the future exercise or termination of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock-based compensation is determined using a complex formula that incorporates factors, such as market volatility, that are beyond QlikTech’s control. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of QlikTech’s core business and to facilitate comparison of its results to those of peer companies.

•

Employer payroll taxes on stock transactions. The amount of employer payroll taxes on stock transactions is dependent on QlikTech’s stock price and other factors that are beyond QlikTech’s control and do not correlate to the operation of its business.

•

Amortization of intangible assets. A portion of the purchase price of QlikTech’s acquisitions is generally allocated to intangible assets, such as intellectual property, and is subject to amortization. However, QlikTech does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition. Therefore, management believes that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods.

To determine the revenue growth rates on a constant currency basis for the three and six months ended June 30, 2013, revenue from entities reporting in foreign currencies was translated into U.S. dollars using the comparable prior year period’s foreign currency exchange rates.

This press release includes forward-looking non-GAAP financial measures under the heading “Business Outlook”. These non-GAAP financial measures were determined by excluding stock-based compensation expense, employer payroll taxes on stock transactions, and amortization of intangible assets and assuming an estimated long-term effective tax rate of 30%. QlikTech’s expectations of its estimated long-term effective tax rate have been revised for 2013 from 32% to 30% as a result of reductions in the corporate tax rates in several foreign jurisdictions where it operates. We are unable to reconcile this non-GAAP guidance to GAAP because it is difficult to predict the future impact of these adjustments. In addition, these forward-looking non-GAAP financial measures assume that foreign currency exchange rates for the third quarter of 2013 and full year 2013 will approximate current foreign currency exchange rates.

The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in QlikTech’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of QlikTech presents its non-GAAP financial measures in connection with its GAAP results. Investors are encouraged to review the reconciliation of our non-GAAP financial measures to their most directly comparable GAAP financial measure. As previously mentioned, a reconciliation of our historic non-GAAP financial measures to their most directly comparable GAAP measures has been provided below.

About QlikTech

QlikTech (NASDAQ: QLIK) is a leader in Business Discovery—user-driven Business Intelligence (BI). Its QlikView Business Discovery solution bridges the gap between traditional BI solutions and inadequate spreadsheet applications. The in-memory associative search technology QlikTech pioneered created the self-service BI category, allowing users to explore information freely rather than being confined to a predefined path of questions. Appropriate from SMB to the largest global enterprise, QlikView’s self-service analysis can be deployed with data governance in days or weeks. The QlikView Business Discovery platform’s app-driven model works with existing BI solutions, offering an immersive mobile and social, collaborative experience. Headquartered in Radnor, Pennsylvania, QlikTech has offices around the world serving approximately 29,000 customers in over 100 countries.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, the guidance provided under the heading “Business Outlook” above, statements regarding the value and effectiveness of QlikTech’s products, the introduction of product enhancements or additional products and QlikTech’s growth, expansion and market leadership, that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause QlikTech’s results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plan,” “expects,” “focus,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “will,” “might,” “momentum,” “could,” “seek,” and similar words. QlikTech intends all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to: risks and uncertainties inherent in our business; our ability to attract new customers and retain existing customers; our ability to effectively sell, service and support our products; our ability to manage our international operations; our ability to compete effectively; our ability to develop and introduce new products and add-ons or enhancements to existing products; our ability to continue to promote and maintain our brand in a cost-effective manner; our ability to manage growth; our ability to attract and retain key personnel; currency fluctuations that affect our revenues and costs; our ability to successfully integrate acquisitions into our business; the scope and validity of intellectual property rights applicable to our products; adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which we operate; and other risks more fully described in QlikTech’s publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent QlikTech’s views as of the date of this press release. QlikTech anticipates that subsequent events and developments will cause its views to change. QlikTech undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing QlikTech’s views as of any date subsequent to the date of this press release.

Qlik™, QlikView™, QlikTech™, and the QlikTech logo are trademarks of QlikTech International AB which have been registered in multiple countries. Other marks and logos mentioned are the trademarks of their respective owners.

Investor Contact:

Brett Pollack

Investor Relations

Brett.Pollack@qliktech.com

+1 (646)-561-0906

Media Contact:

Maria Scurry

Global Communications

Maria.Scurry@qliktech.com

+1 (781) 366-7617

###

Qlik Technologies Inc.

Unaudited Consolidated Statements of Operations

(in thousands, except for share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenue:
License revenue	$60,501	$50,048	$113,153	$96,367
Maintenance revenue	38,420	28,560	74,136	55,002
Professional services revenue	9,086	7,193	17,266	13,587

Total revenue	108,007	85,801	204,555	164,956

Cost of revenue:
License revenue	1,523	778	3,170	1,354
Maintenance revenue	2,546	2,027	5,418	4,146
Professional services revenue	10,525	7,012	20,362	13,778

Total cost of revenue	14,594	9,817	28,950	19,278

Gross profit	93,413	75,984	175,605	145,678
Operating expenses:
Sales and marketing	64,447	51,565	125,427	101,617
Research and development	16,070	8,160	31,550	15,967
General and administrative	21,988	18,613	44,481	38,226

Total operating expenses	102,505	78,338	201,458	155,810

Loss from operations	(9,092)	(2,354)	(25,853)	(10,132)

Other income (expense), net:
Interest income, net	35	65	67	99
Foreign exchange gain (loss), net	(504)	50	(1,987)	(1,378)

Total other income (expense), net	(469)	115	(1,920)	(1,279)

Loss before benefit for income taxes	(9,561)	(2,239)	(27,773)	(11,411)

Benefit for income taxes	1,512	198	6,518	1,834

Net loss	$(8,049)	$(2,041)	$(21,255)	$(9,577)

Net loss per common share
Basic and diluted	$(0.09)	$(0.02)	$(0.24)	$(0.11)

Weighted average number of common shares outstanding
Basic and diluted	87,280,678	85,416,641	86,900,901	85,024,843

*	Prior year amounts have been reclassified where appropriate to conform to current year classification for comparative purposes.

Stock-based compensation expense for the three and six months ended June 30, 2013 and 2012 is included in the Unaudited Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
Cost of revenue	$690	$329	$1,298	$668
Sales and marketing	3,270	2,530	6,235	4,839
Research and development	835	435	1,575	865
General and administrative	1,797	1,131	3,473	2,076

	$6,592	$4,425	$12,581	$8,448

Qlik Technologies Inc.

Reconciliation of non-GAAP Measures to GAAP

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
Reconciliation of non-GAAP income (loss) from operations:
GAAP loss from operations	$(9,092)	$(2,354)	$(25,853)	$(10,132)
Stock-based compensation expense	6,592	4,425	12,581	8,448
Employer payroll taxes on stock transactions	261	280	469	1,730
Amortization of intangible assets	584	—	934	—

Non-GAAP income (loss) from operations	$(1,655)	$2,351	$(11,869)	$46

Non-GAAP income (loss) from operations as a percentage of total revenue	-1.5%	2.7%	-5.8%	0.0%
GAAP loss from operations as a percentage of total revenue	-8.4%	-2.7%	-12.6%	-6.1%
Reconciliation of non-GAAP net income (loss):
GAAP net loss	$(8,049)	$(2,041)	$(21,255)	$(9,577)
Stock-based compensation expense	6,592	4,425	12,581	8,448
Employer payroll taxes on stock transactions	261	280	469	1,730
Amortization of intangible assets	584	—	934	—
Income tax adjustment*	(874)	(938)	(2,381)	(1,464)

Non-GAAP net income (loss)	$(1,486)	$1,726	$(9,652)	$(863)

Non-GAAP net income (loss) per common share - basic	$(0.02)	$0.02	$(0.11)	$(0.01)

Non-GAAP net income (loss) per common share - diluted	$(0.02)	$0.02	$(0.11)	$(0.01)

GAAP net loss per common share - basic and diluted	$(0.09)	$(0.02)	$(0.24)	$(0.11)

Non-GAAP weighted average number of common shares outstanding - basic	87,280,678	85,416,641	86,900,901	85,024,843

Non-GAAP weighted average number of common shares outstanding - diluted	87,280,678	88,167,281	86,900,901	85,024,843

GAAP Weighted average number of common shares outstanding - basic and diluted	87,280,678	85,416,641	86,900,901	85,024,843

*	Income tax adjustment is used to adjust the GAAP benefit for income taxes to a non-GAAP benefit (provision) for income taxes utilizing an estimated long-term effective tax rate of 30%.

Qlik Technologies Inc.

Reconciliation of non-GAAP Revenue to GAAP Revenue

(in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2013	2012	% change	2013	2012	% change
	(unaudited)			(unaudited)
Constant currency reconciliation:
Total revenue, as reported	$108,007	$85,801	26%	$204,555	$164,956	24%
Estimated impact of foreign currency fluctuations			-1%			0%

Total revenue constant currency growth rate			25%			24%

	Three Months Ended June 30,			Six Months Ended June 30,
	2013	2012	% change	2013	2012	% change
	(unaudited)			(unaudited)
Constant currency reconciliation:
License revenue, as reported	$60,501	$50,048	21%	$113,153	$96,367	17%
Estimated impact of foreign currency fluctuations			-1%			0%

License revenue constant currency growth rate			20%			17%

	Three Months Ended June 30,			Six Months Ended June 30,
	2013	2012	% change	2013	2012	% change
	(unaudited)			(unaudited)
Constant currency reconciliation:
Maintenance revenue, as reported	$38,420	$28,560	35%	$74,136	$55,002	35%
Estimated impact of foreign currency fluctuations			-2%			-1%

Maintenance revenue constant currency growth rate			33%			34%

	Three Months Ended June 30,			Six Months Ended June 30,
	2013	2012	% change	2013	2012	% change
	(unaudited)			(unaudited)
Constant currency reconciliation:
Professional Services revenue, as reported	$9,086	$7,193	26%	$17,266	$13,587	27%
Estimated impact of foreign currency fluctuations			0%			0%

Professional services revenue constant currency growth rate			26%			27%

	Three Months Ended June 30,			Six Months Ended June 30,
	2013	2012	% change	2013	2012	% change
	(unaudited)			(unaudited)
Constant currency reconciliation:
Americas revenue, as reported	$37,858	$28,931	31%	$71,230	$54,894	30%
Estimated impact of foreign currency fluctuations			0%			0%

Americas revenue constant currency growth rate			31%			30%

	Three Months Ended June 30,			Six Months Ended June 30,
	2013	2012	% change	2013	2012	% change
	(unaudited)			(unaudited)
Constant currency reconciliation:
Europe revenue, as reported	$57,990	$48,634	19%	$111,666	$94,654	18%
Estimated impact of foreign currency fluctuations			-2%			-2%

Europe revenue constant currency growth rate			17%			16%

	Three Months Ended June 30,			Six Months Ended June 30,
	2013	2012	% change	2013	2012	% change
	(unaudited)			(unaudited)
Constant currency reconciliation:
Rest of World revenue, as reported	$12,159	$8,236	48%	$21,659	$15,408	41%
Estimated impact of foreign currency fluctuations			5%			4%

Rest of World revenue constant currency growth rate			53%			45%

Qlik Technologies Inc.

Consolidated Balance Sheets

(in thousands)

	June 30,	December 31,
	2013	2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$223,549	$195,803
Accounts receivable, net	94,335	144,475
Prepaid expenses and other current assets	12,008	14,455
Income tax receivable	19,156	—
Deferred income taxes	766	1,211

Total current assets	349,814	355,944
Property and equipment, net	18,465	17,048
Intangible assets, net	11,662	5,625
Goodwill	12,101	7,367
Deferred income taxes	—	1,761
Deposits and other noncurrent assets	2,621	2,628

Total assets	$394,663	$390,373

Liabilities and stockholders’ equity
Current liabilities:
Income taxes payable	$—	$4,154
Accounts payable	6,408	7,128
Deferred revenue	86,344	84,197
Accrued payroll and other related costs	33,739	36,976
Accrued expenses	23,440	26,075
Deferred income taxes	127	150

Total current liabilities	150,058	158,680
Long-term liabilities:
Deferred revenue	1,815	1,745
Deferred income taxes	2,440	512
Other long-term liabilities	8,573	3,874

Total liabilities	162,886	164,811
Commitments and contingencies
Stockholders’ equity:
Common stock	9	9
Additional paid-in-capital	238,618	209,614
Retained earnings (accumulated deficit)	(8,239)	13,016
Accumulated other comprehensive income	1,389	2,923

Total stockholders’ equity	231,777	225,562

Total liabilities and stockholders’ equity	$394,663	$390,373

Qlik Technologies Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended June 30,
	2013	2012
Cash flows from operating activities
Net loss	$(21,255)	$(9,577)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,684	2,316
Stock-based compensation expense	12,581	8,448
Excess tax benefit from stock-based compensation	(6,471)	(4,185)
Other non cash items	5,945	2,526
Changes in assets and liabilities	29,362	29,737

Net cash provided by operating activities	23,846	29,265
Cash flows from investing activities
Acquisitions, net of cash acquired	(4,371)	(10,792)
Capital expenditures	(4,516)	(5,375)

Net cash used in investing activities	(8,887)	(16,167)
Cash flows from financing activities
Proceeds from exercise of common stock options	9,952	3,577
Excess tax benefit from stock-based compensation	6,471	4,185
Payments on contingent consideration	(219)	(202)
Payments on line of credit	(1)	(356)

Net cash provided by financing activities	16,203	7,204
Effect of exchange rate on cash	(3,416)	(2,594)

Net increase in cash and cash equivalents	27,746	17,708
Cash and cash equivalents, beginning of period	195,803	177,413

Cash and cash equivalents, end of period	$223,549	$195,121

Supplemental cash flow information:
Cash paid during the period for income taxes	$7,905	$3,743